EXHIBIT 99.1

FIRST NATIONAL

CORPORATION

Contact:

Harry S. Smith, President & CEO

M. Shane Bell, EVP & CFO

(540) 465-9121

(540) 465-9121

hsmith@firstbank-va.com

sbell@firstbank-va.com

News Release

July 20, 2006

FIRST NATIONAL CORPORATION ANNOUNCES INCREASE IN SECOND QUARTER EARNINGS

Strasburg, Virginia (July 20, 2006) --- First National Corporation (OTCBB: FXNC) reported second quarter earnings of $1.5 million or $0.50 per basic and diluted share, compared to earnings of $1.4 million or $0.47 per basic and diluted share for the second quarter of 2005.  This increase reflects a 13.2% increase in net interest income and a 14.8% increase in noninterest income, while noninterest expense increased 20.7% when comparing the periods.  Return on assets was 1.18% for the second quarter compared to 1.26% for the same quarter in 2005 and return on equity was 19.20% for the second quarter compared to 20.24% for the same quarter a year ago.

Net interest income increased 13.2% to $4.5 million for the second quarter of 2006 compared to $3.9 million for the same quarter of 2005, primarily due to a 15.6% increase in average interest-earning assets.  The net interest margin decreased 10 basis points to 3.83% for the second quarter of 2006, compared to 3.93% for the same quarter of 2005.  The decline in the net interest margin was a result of increased rates paid on interest-bearing liabilities.

Noninterest income increased 14.8% to $1.3 million for the second quarter of 2006 compared to $1.1 million for the same period in 2005.  Fees for other customer services increased 35.5% to $489 thousand for the second quarter of 2006, compared to $361 thousand for the same period in 2005.  This was a result of an increase in fee income from trust and asset management services, check card fees and brokerage services.   Noninterest expense increased 20.7% to $3.5 million for the second quarter of 2006 compared to $2.9 million for the same period in 2005.   Salaries and employee benefits increased 17.0% over the comparable period in 2005 as a result of salary increases and hiring additional personnel to support business growth.

Asset quality remained strong in the second quarter of 2006 as nonperforming asset balances remained low.  Net recoveries of $16 thousand were reported for the second quarter of 2006, compared to $11 thousand in net charge-offs for the same period in 2005.  Net recoveries, economic conditions, and low delinquency ratios contributed to a lower loan loss provision of $84 thousand for the second quarter of 2006 compared to $166 thousand for the same period in 2005.  The allowance for loan losses totaled $3.8 million or 0.92% of total loans at June 30, 2006, compared to $3.2 million or 0.90% of total loans at June 30, 2005.

For the six months ended June 30, 2006, net income was $3.0 million or $1.02 per basic and diluted share. This is a 27.5% increase over $2.3 million in net income or $0.80 per basic and diluted share for the same period in 2005.  Return on assets was 1.23% for the first six months of 2006 compared to 1.11% for the same period in 2005 and return on equity was 19.81% for the first six months of 2006 compared to 17.70% for the same period in 2005.

Net interest income increased 16.4% to $8.8 million for the six months ended June 30, 2006 from $7.6 million for the same period in 2005, primarily due to a 15.5% increase in average interest-earning assets.  The net interest margin increased one basis point to 3.89% for the six months ended June 30, 2006, compared to 3.88% for the same period in 2005.

Noninterest income increased 24.2% to $2.5 million for the six months ended June 30, 2006 from $2.0 million for the same period in 2005.  Fees for other customer services increased 52.4% to $960 thousand for the six months ended June 30, 2006, compared to $630 thousand for the same period in 2005.  This was attributable to increases in fee income from trust and asset management services, check card fees and brokerage services.  Noninterest expense increased 17.4% to $6.7 million for the six months ended June 30, 2006, compared to $5.7 million for the same period in 2005.  The increase in noninterest expense was primarily the result of an increase in salaries and employee benefits due to salary increases and hiring additional personnel to support business growth.

The Company notes to investors that past results of operations do not necessarily indicate future results.  Certain factors that affect the Company’s operations and business environment are subject to uncertainties that could in turn affect future results.  These factors are identified in the Quarterly Report on Form 10-Q for the period ended March 31, 2006, which can be accessed from the Company’s website at www.firstbank-va.com, as filed with the Securities and Exchange Commission.

First National Corporation, headquartered in Strasburg, Virginia, is the financial holding company of First Bank. First Bank offers loan, deposit, trust and investment products and services from ten branch offices in the northern Shenandoah Valley region of Virginia, including Shenandoah County, Warren County, Frederick County and the City of Winchester.  First Bank also owns First Bank Financial Services, Inc., which invests in partnerships that provide investment services and title insurance.

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

 (in thousands, except share and per share data)

	(unaudited) For the Three Months Ended		(unaudited) For the Six Months Ended
Income Statement	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Interest and dividend income
Interest and fees on loans	$ 7,282	$ 5,581	$ 13,918	$ 10,712
Interest on federal funds sold	1	2	2	9
Interest on deposits in banks	32	19	60	35
Interest and dividends on securities available for sale:
Taxable interest	633	526	1,287	1,022
Tax-exempt interest	106	102	212	208
Dividends	60	43	113	74
Total interest and dividend income	$ 8,114	$ 6,273	$ 15,592	$ 12,060

Interest expense
Interest on deposits	$ 2,623	$ 1,632	$ 4,860	$ 3,081
Interest on federal funds purchased	91	39	168	66
Interest on company obligated mandatorily redeemable capital securities	158	119	305	227
Interest on other borrowings	779	540	1,437	1,104
Total interest expense	$ 3,651	$ 2,330	$ 6,770	$ 4,478

Net interest income	$ 4,463	$ 3,943	$ 8,822	$ 7,582
Provision for loan losses	84	166	169	411
Net interest income after provision for loan losses	$ 4,379	$ 3,777	$ 8,653	$ 7,171

Noninterest income
Service charges	$ 699	$ 661	$ 1,362	$ 1,246
Fees for other customer services	489	361	960	630
(Losses) on sale of premises and equipment	-	(11)	-	(11)
Gains on sale of loans	52	55	97	111
Gains on sale of securities	3	18	3	18
Other operating income	44	37	87	26
Total noninterest income	$ 1,287	$ 1,121	$ 2,509	$ 2,020

Noninterest expense
Salaries and employee benefits	$ 1,855	$ 1,586	$ 3,639	$ 3,111
Occupancy	190	182	389	357
Equipment	298	225	568	447
Other operating expense	1,134	887	2,138	1,823
Total noninterest expense	$ 3,477	$ 2,880	$ 6,734	$ 5,738

Income before income taxes	$ 2,189	$ 2,018	$ 4,428	$ 3,453
Provision for income taxes	709	656	1,436	1,106
Net income	$ 1,480	$ 1,362	$ 2,992	$ 2,347

Share and Per Share Data
Net income, basic and diluted	$ 0.50	$ 0.47	$ 1.02	$ 0.80
Shares outstanding at period end	2,922,860	2,922,860	2,922,860	2,922,860
Weighted average shares, basic and diluted	2,922,860	2,923,791	2,922,860	2,923,956
Book value at period end	$ 10.61	$ 9.42	$ 10.61	$ 9.42
Cash dividends	$ 0.12	$ 0.11	$ 0.24	$ 0.22

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

 (in thousands, except share and per share data)

	(unaudited) For the Three Months Ended		(unaudited) At or for the Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Key Performance Ratios
Return on average assets	1.18%	1.26%	1.23%	1.11%
Return on average equity	19.20%	20.24%	19.81%	17.70%
Net interest margin	3.83%	3.93%	3.89%	3.88%
Efficiency ratio (1)	59.79%	56.27%	58.74%	58.98%

Asset Quality
Loan charge-offs	$ 55	$ 62	$ 114	$ 177
Loan recoveries	71	51	187	111
Net charge-offs (recoveries)	(16)	11	(73)	66
Nonaccrual loans	185	318	185	318
Nonperforming assets	397	487	397	487
Repossessed assets	47	59	47	59

Average Balances
Total assets	$ 501,570	$ 433,711	$ 490,646	$ 425,108
Total shareholders’ equity	30,908	26,989	30,460	26,740

			(unaudited)
			June 30, 2006	June 30, 2005
Capital Ratios
Tier 1 capital			$ 40,059	$ 35,388
Total capital			43,829	38,609
Total capital to risk-weighted assets			10.30%	10.71%
Tier 1 capital to risk-weighted assets			9.42%	9.82%
Leverage ratio			7.99%	8.16%

Balance Sheet
Cash and due from banks			$ 13,232	$ 9,726
Interest-bearing deposits in banks			2,472	752
Securities available for sale, at fair value			66,864	66,277
Loans held for sale			858	459
Loans, net of allowance for loan losses			405,239	353,365
Premises and equipment, net			16,307	12,696
Interest receivable			1,679	1,520
Other assets			3,981	3,689
Total assets			$ 510,632	$ 448,484

Noninterest-bearing demand deposits			$ 83,725	$ 80,041
Savings and interest-bearing demand deposits			131,824	142,876
Time deposits			188,914	131,721
Total deposits			$ 404,463	$ 354,638
Federal funds purchased			220	994
Other borrowings			65,214	55,232
Company obligated mandatorily redeemable capital securities			8,248	8,248
Accrued expenses and other liabilities			1,489	1,840
Total liabilities			$ 479,634	$ 420,952

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

 (in thousands, except share and per share data)

	(unaudited)
	June 30, 2006	June 30, 2005
Balance Sheet (continued)
Common stock	$ 3,653	$ 3,653
Surplus	1,465	1,465
Retained earnings	27,025	22,365
Accumulated other comprehensive income (loss), net	(1,145)	49
Total shareholders’ equity	$ 30,998	$ 27,532

Total liabilities and shareholders’ equity	$ 510,632	$ 448,484

Loan Data
Mortgage loans on real estate:
Construction	$ 60,600	$ 43,320
Secured by farm land	2,533	2,211
Secured by 1-4 family residential	103,931	96,024
Other real estate loans	162,938	139,097
Loans to farmers (except those secured by real estate)	2,303	673
Commercial and industrial loans (except those secured by real estate)	44,142	41,074
Consumer installment loans	27,683	31,027
Deposit overdrafts	178	249
All other loans	4,701	2,911
Total loans	$ 409,009	$ 356,586
Allowance for loan losses	3,770	3,221
Loans, net	$ 405,239	$ 353,365

(1) The efficiency ratio is computed by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income excluding securities gains and losses.  Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense.  The tax rate utilized in calculating the tax benefit for 2006 and 2005 is 34%.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such.  Net interest income on a tax equivalent basis was $4,531 and $4,015 for the three months ended June 30, 2006 and 2005, respectively, and $8,957 and $7,728 for the six months ended June 30, 2006 and 2005, respectively.  Noninterest income excluding securities gains and losses was $1,284 and $1,103 for the three months ended June 30, 2006 and 2005, respectively, and $2,506 and $2,002 for the six months ended June 30, 2006 and 2005, respectively.  Management believes such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.